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                                  EXHIBIT 11

                   YOUNG BROADCASTING INC. AND SUBSIDIARIES
                     RE COMPUTATION OF PER SHARE EARNINGS


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                                                                     THREE MONTHS ENDED                 NINE MONTHS ENDED
                                                                     ------------------                 -----------------
                                                                SEPTEMBER 30,    SEPTEMBER 30,   SEPTEMBER 30,      SEPTEMBER 30,
                                                                     1998             1999           1998                1999
                                                                ------------------------------   ---------------------------------
SHARES OF COMMON STOCK OUTSTANDING
    FOR THE ENTIRE PERIOD.................................        14,338,401        13,538,480      13,847,844       13,810,270

ISSUANCE OF 13,866 AND 16,360 SHARES OF COMMON STOCK
    TO THE COMPANY'S DEFINED CONTRIBUTION PLAN IN
    1998 AND 1999.........................................             3,863             5,308           8,081            9,739

ISSUANCE OF 14,550 AND 10,987 SHARES OF COMMON STOCK
    UPON EXERCISE OF OPTIONS IN 1998 AND 1999.............             9,239             1,255           7,152            5,711

REPURCHASE OF 502,800 AND 348,400 SHARES OF COMMON
    STOCK UNDER BUYBACK PROGRAM IN 1998 AND 1999..........           (43,722)          (52,055)        (14,734)        (205,574)

ISSUANCE OF 526,757 SHARES OF COMMON STOCK FOR THE
    MERGER OF ADAM YOUNG INC..............................                 -                 -         457,295                -

RETIREMENT OF 50,450 SHARES OF COMMON STOCK FOR THE
    MERGER OF ADAM YOUNG INC..............................                 -                 -         (43,797)               -
                                                              --------------    --------------   -------------   --------------
WEIGHTED AVERAGE SHARES OF COMMON STOCK
    OUTSTANDING...........................................        14,307,781        13,492,988      14,261,841       13,620,146
                                                              --------------    --------------   -------------   --------------
NET LOSS..................................................       $(3,451,604)     $(21,607,470)    $(2,978,472)    $(26,744,683)
                                                              ==============    ==============   =============   ==============

LOSS PER COMMON SHARE
   BASIC

    NET LOSS..............................................            $(0.24)           $(1.60)         $(0.21)          $(1.96)
                                                              ==============    ==============   =============   ==============
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